EXHIBIT 21

     SUBSIDIARIES                         NAMES UNDER        STATE OR OTHER
        OF THE                        WHICH SUBSIDIARIES      JURISDICTION
      REGISTRANT                         DO BUSINESS        OF INCORPORATION

African Poultry Development Limited*         Same           Mauritius

Agencias Generales Conaven, C.A.            Conaven         Venezuela

Agencia Maritima del Istmo, S.A.             Same           Costa Rica

Alconoa S.R.L.                               Same           Argentina

BINA Congo Limited                           Same           Bermuda

Butterball, LLC*                             Same           North Carolina

Cape Fear Railways, Inc.                     Same           North Carolina

Cayman Freight Shipping Services, Ltd.*      Same           Cayman Islands

Chestnut Hill Farms Honduras,
 S. de R.L. de C.V.                          Same           Honduras

Compania Industrial de Productos
 Agropecuarios S.A.*                         Same           Colombia

ContiLatin del Peru S.A. *                   Same           Peru

Corporacion Alto Valle, S.A.                ALVASA          Dominican Republic

Delta Packaging Company Ltd.*                Same           Nigeria

Desarrollo Industrial Bioacuatico, S.A.*     DIBSA          Ecuador

Ecuador Holdings, Ltd*                       Same           Bermuda

Eureka Chickens Limited *                    Same           Zambia

Fairfield Rice Incorporated*                 Same           Guyana

Fill-More Seeds Inc.                         Same           Canada

Franquicias Azucareras S.A.*                 Same           Argentina

Global Trading Sierra Leone Limited          Same           Bahamas

Gloridge Bakery (PTY) Limited *              Same           Republic of South
                                                            Africa

Grassmere Holdings Limited                   Same           Mauritius

Green Island Maritime, Inc.                  Same           Florida

High Plains Bioenergy, LLC                   Same           Oklahoma

HPB Biodiesel Inc.                           Same           Delaware

Hybrid Poultry (Mauritius) Limited *         Same           Mauritius

H&O Shipping Limited1                        Same           Liberia

I.A.G. (Zambia) Limited                      Same           Zambia

Ingenio y Refineria San Martin del Tabacal
 S.R.L.                                     Tabacal         Argentina

InterAfrica Grains Ltd.                      Same           Bermuda

Inversiones y Servicios Diversos, S.A.      INVERSA         Guatemala

JacintoPort International LLC                Same           Texas

JP LP, LLC                                   Same           Delaware

Les Moulins d'Haiti S.E.M. (LHM)*            Same           Haiti

Lesotho Flour Mills Limited*                 Same           Lesotho

Life Flour Mill Ltd.*                        Same           Nigeria

LLM Farine S.A.                              Same           Madagascar

                                          EXHIBIT 21
                                         (continued)

Maple Creek Farms, LLC                       Same           Kansas

Merriam Financial Services, Ltd.             Same           Bermuda

Merriam Insurance Company, Ltd.              Same           Cayman Islands

Merriam International Finance B.V.           Same           The Netherlands

Minoterie de Matadi, S.A.R.L.*              Midema          Democratic Republic
                                                            of Congo

Minoterie du Congo, S.A.                    Minoco          Republic of Congo

Mission Funding, L.L.C.                      Same           Delaware

Moderna Alimentos, S.A.*                     Same           Ecuador

Molinos Champion, S.A.*                      Same           Ecuador

Mount Dora Farms de Honduras, S.R.L.         Same           Honduras

Mount Dora Farms Inc.                      Same and         Florida
                                       SeaRice Caribbean

National Milling Company of Guyana, Inc.   Namilco          Guyana

National Milling Corporation Limited       Namilco          Zambia

Plum Grove Pty Ltd.                          Same           Australia

Premier Feeds Mills Company Limited*         Same           Nigeria

Productores de Alcoholes y Melaza S.A.*      PAMSA          Argentina

PS International, LLC                        Same           Delaware

Rafael del Castillo & Cia. S.A. *        Molinos Tres       Colombia
                                           Castillos

Representaciones Maritimas y Aereas, S.A.   REMARSA         Guatemala

Representaciones y Ventas S.A.*              Same           Ecuador

Sea Cargo, S.A.                              Same           Panama

Seaboard Bulk Services, Ltd.                 Same           Bermuda

Seaboard de Colombia, S.A.                   Same           Colombia

Seaboard de Mexico USA LLC2                  Same           Delaware

Seaboard de Nicaragua, S.A.                  Same           Nicaragua

Seaboard del Peru, S.A.                      Same           Peru

Seaboard Farms of Athens, Inc.               Same           Kansas

Seaboard Farms of Elberton, Inc.             Same           Kansas

Seaboard Foods LLC                           Same           Oklahoma

Seaboard Foods of Missouri, Inc.             Same           Missouri

Seaboard Freight & Shipping Jamaica Limited  Same           Jamaica

Seaboard Guyana Ltd.                         Same           Bermuda

Seaboard Honduras, S. de R.L. de C.V.        Same           Honduras

Seaboard Marine Bahamas, Ltd.                Same           Bahamas

Seaboard Marine of Haiti, S.E.               Same           Haiti

Seaboard Marine Ltd.3                        Same           Liberia

Seaboard Marine of Florida, Inc.             Same           Florida

                                          EXHIBIT 21
                                         (continued)

Seaboard Marine (Trinidad) Limited           Same           Trinidad

Seaboard Minoco Ltd.                         Same           Bermuda

Seaboard MOZ Limited                         Same           Bermuda

Seaboard (Nigeria) Limited                   Same           Nigeria

Seaboard Overseas Colombia Limitada          Same           Colombia

Seaboard Overseas (IOM) Ltd.                 Same           Isle of Man

Seaboard Overseas Limited                    Same           Bermuda

Seaboard Overseas Management Company, Ltd.   Same           Bermuda

Seaboard Overseas Trading and Shipping
 (PTY) Ltd.                                  Same           South Africa

Seaboard Ship Management Inc.                Same           Florida

Seaboard Solutions de Honduras, S.de R.L.    Same           Honduras

Seaboard Solutions, Inc.                     Same           Delaware

Seaboard Trading and Shipping Ltd.           Same           Kansas

Seaboard Transport Canada, Inc.              Same           Delaware

Seaboard Transport Inc.                      Same           Oklahoma

Seaboard West Africa Limited*                Same           Sierra Leone

Seaboard Zambia Ltd.                         Same           Bermuda

SEADOM, S.A.                                 Same           Dominican Republic

SeaMaritima, S.A. de C.V.                    Same           Mexico

SeaRice Limited                              Same           Bermuda

SeaRice Guyana, Inc.                         Same           Guyana

Secuaconti, S.A. *                         Molidor          Ecuador

Secuador Limited                             Same           Bermuda

SEEPC (Nigeria) Ltd.*                        Same           Nigeria

Servicios Maritimos Intermodales, C.A.       Same           Venezuela

Shawnee Funding, Limited Partnership         Same           Delaware

Shawnee GP LLC                               Same           Delaware

Shawnee LP LLC                               Same           Delaware

Shilton Limited                              Same           Cayman Islands

Shilton Zambia, Ltd.                         Same           Zambia

SSI Ocean Services, Inc.                     Same           Florida

Stewart Southern Railway Inc. *              Same           Canada

T-S Shared Operations, LLC*                  Same           Missouri

Top Feeds Limited*                           Same           Nigeria

Transcontinental Capital Corp. (Bermuda)
 Ltd.                                        TCCB           Bermuda

Unga Farmcare (East Africa) Limited*         Same           Kenya

Unga Holdings Limited*                       Same           Kenya

Unga Limited*                                Same           Kenya

Unga Millers (Uganda) Limited*               Same           Uganda

Zenith Investment Limited*                   Same           Nigeria

1 Owns eight foreign ship holding company subsidiaries
2 Owns three Mexican incorporated subsidiaries
3 Owns twelve foreign ship holding company subsidiaries
*Represents a non-controlled, non-consolidated affiliate.